UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

September 28, 2011
Date of Report (Date of earliest event reported)

PLURES TECHNOLOGIES, INC.
(Exact name of registrant as specified in its Charter)

Delaware	1-12312	95-3880130
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4070 West Lake Road
Canandaigua, NY 14424
(Address of principal executive offices) (Zip Code)

(888) 666-0767
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02          Unregistered Sales of Equity Securities

     On or about September 28, 2011, the Registrant sold 394,737 shares of Common Stock, par value $.001, to RENN Universal Growth Investment Trust PLC (the "Purchaser”).  The price was $750,000.00.  The Registrant paid an agency fee of $25,000 and 20,000 shares of common stock, par value $.001 to an agent for the transaction.

         The Purchaser is an institutional investor and represented that it was an accredited investor and was purchasing the shares for investment and not distribution.  The agent represented that it was an accredited investor and was accepting the shares for investment and not distribution.  The Registrant believes an exemption from registration under the Securities Act of 1933, as amended, is based on the provisions of Rule 506 of the General Rules and Regulations thereunder.

         The 394,737 shares of common stock are exchangeable, at the option of the Purchaser, for shares of Series A Preferred Stock of the Registrant at a rate of one share of Series A Preferred Stock for each 1.282527 shares of common stock.  The terms of the Series A Preferred Stock are as follows.  It should be noted that 1,000,000 shares of Series A Preferred Stock are already outstanding.  The Series A Preferred Stock is entitled to all of the proceeds of a liquidation of the Company, which includes acquisitions, prior to distributions to the holders of the Common Stock, in an amount equal to the purchase price thereof (now $2,000,000, and with the exchange described above, $2,750,000).  The Series A Preferred Stock is convertible into Common Stock initially at a rate of 1.282527 share of Common Stock for one share of Preferred Stock.  The terms of conversion are subject to adjustment for stock splits and combinations, stock dividends and reorganizations, so that a person having the right to acquire one share of Common Stock immediately before the same will immediately thereafter have the right to acquire what such person would have then held as a result of such event. The Series A Preferred Stock may be converted by the holders at any time, and will automatically be converted if the Registrant has nine consecutive months of profits or makes an aggregate of $1 million for the 18 months following initial issuance of the Series A Preferred Stock.  The Series A Preferred Stock will receive the same dividends as may be declared on the Common Stock on an “as converted” basis.  The Series A Preferred Stock votes as one class with the Common Stock, on an as converted basis.  In addition, if the Registrant has nine consecutive months of losses, or does not make an aggregate of at least $1 million in the 18 months after initial issuance of the Series A Preferred Stock, the holders of the Series A Preferred Stock, as a group, can elect a majority of the Board of Directors.  The holders of Series A Preferred Stock are entitled, as a group, in any event to elect one director.  The Series A Preferred Stock otherwise has no voting rights except as provided by Delaware law.

Item 9.01           Financial Statements and Exhibits

                    99.1   Stock Purchase Agreement between the Registrant and RENN Universal Growth Investment Trust PLC dated September 28, 2011.

                           99.2   First Amendment to Investors’ Rights Agreement between the Registrant and RENN Universal Growth Investment Trust PLC and RENN Global Entrepreneurs Fund, Inc. dated September 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2011	CMSF Corp.

By: /s/ David R. Smith
David R. Smith
CEO